                                                                 Exhibit (a)(6)

   This document should not be forwarded or transmitted in or into Australia,
                                Canada or Japan.

                           RECOMMENDED CASH OFFER FOR
               ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS
                                       OF

                                LUCASVARITY PLC
                                       BY
                                  J.P. MORGAN
                                  ON BEHALF OF
                               TRW AUTOMOTIVE UK
                          A WHOLLY OWNED SUBSIDIARY OF

                                    TRW INC.

THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 P.M. (LONDON
TIME), 10:00 A.M. (NEW YORK CITY TIME) ON 9 MARCH, 1999, UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF LUCASVARITY SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

                                                                6 February, 1999

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase dated 6 February, 1999 (the "Offer to Purchase"), the Letter of Transmittal and Notice of Guaranteed Delivery relating to an offer by Morgan Guaranty Trust Company of New York ("J.P. Morgan"), acting in the United States through J.P. Morgan Securities Inc., and on behalf of TRW Automotive UK (the "Offeror"), to purchase, upon the terms and subject to the Conditions set forth in the Offer to Purchase and the accompanying Acceptance Forms (as defined in the Offer to Purchase) (collectively, the "Offer"), all outstanding ordinary shares of 25p each ("LucasVarity Shares") of LucasVarity plc ("LucasVarity") for 288p in cash per LucasVarity Share, including all LucasVarity Shares represented by American Depositary Shares ("LucasVarity ADSs") of LucasVarity, each representing ten LucasVarity Shares and evidenced by American Depositary Receipts ("LucasVarity ADRs"), for L28.80 in cash per LucasVarity ADS.

     We are the holder of record of LucasVarity ADSs evidenced by LucasVarity ADRs held by us for your account. An acceptance of the Offer in respect of such LucasVarity ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all LucasVarity ADSs held by us for your account pursuant to the terms and subject to the Conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

     1. The Offer is being made for all LucasVarity Shares and LucasVarity ADSs evidenced by LucasVarity ADRs and has been unanimously recommended by the Directors of LucasVarity (other than Dr. R.M. Gates, who, due to his role as a Director of both LucasVarity and TRW Inc., has not participated in any discussions or decisions of the Directors of LucasVarity and TRW Inc. in relation to the Offer).

     2. The Offer is on the terms and subject to the Conditions set forth in Appendix I to the Offer to Purchase.

     3. The Initial Offer Period will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time) on 9 March, 1999, unless extended (in accordance with the terms thereof).
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     4.    At the conclusion of the Initial Offer Period, including any extension thereof, if all Conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

     5. LucasVarity ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of LucasVarity ADSs evidenced by LucasVarity ADRs to the Offeror.

     If you wish to have us accept the Offer in respect of any or all of the LucasVarity ADSs evidenced by LucasVarity ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your LucasVarity ADSs evidenced by LucasVarity ADRs, the Offer will be accepted in respect of all such LucasVarity ADSs unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of LucasVarity ADSs evidenced by LucasVarity ADRs held by us for your account.

     Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer to Purchase.

     INSTRUCTIONS WITH RESPECT TO THE OFFER FOR ALL LUCASVARITY SHARES AND
                 LUCASVARITY ADSS EVIDENCED BY LUCASVARITY ADRS

     The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase dated 6 February, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by J.P. Morgan, on behalf of the Offeror, to purchase, upon the terms and subject to the Conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal (collectively, the "Offer") all outstanding ordinary shares of 25p each ("LucasVarity Shares") of LucasVarity plc ("LucasVarity") for 288p in cash per LucasVarity Share, including all LucasVarity Shares represented by American Depositary Shares ("LucasVarity ADSs") of LucasVarity, each representing ten LucasVarity Shares and evidenced by American Depositary Receipts, for L28.80 in cash per LucasVarity ADS.

     This will instruct you to accept the Offer in respect of the number of LucasVarity ADSs indicated below (or, if no numbers indicated below, all LucasVarity ADSs) held by you for the account of the undersigned, upon the terms and subject to the Conditions set forth in the Offer to Purchase.

Dated: , 1999                                        -----------------------------------------
-----------------------------------------            -----------------------------------------
Number of LucasVarity ADSs                           Signature(s)
to be tendered*
                                                     -----------------------------------------
                                                     -----------------------------------------
                                                     Please print name(s)
                                                     -----------------------------------------
                                                     -----------------------------------------
                                                     Address(es)
                                                     -----------------------------------------
                                                     Area Code and Telephone Number
                                                     -----------------------------------------
                                                     Employer Identification or
                                                     Social Security No.

* Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all LucasVarity ADSs held by us for your account.